                                                                   Exhibit 10.47

                       LAND AND BUILDING LEASE AGREEMENT
                       ---------------------------------
                                 JULY 19, 2001





                                   LANDLORD:
                                   --------
                          REALTY INCOME CORPORATION,
                            A MARYLAND CORPORATION
                         DOING BUSINESS IN FLORIDA AS
                        REALTY INCOME PROPERTIES, INC.






                                    TENANT:
                                    ------
                              E-DIETS.COM, INC.,
                            A DELAWARE CORPORATION






                              PREMISES LOCATION:
                              -----------------
                         3801 WEST HILLSBORO BOULEVARD
                           DEERFIELD BEACH, FL 33442

                       LAND AND BUILDING LEASE AGREEMENT

                               TABLE OF CONTENTS

1.      DEFINITIONS..............................................................................................    1
        1.1          Lease Year..................................................................................    1
        1.2          Hazardous Material..........................................................................    1
        1.3          Environmental Law...........................................................................    2
2.      PREMISES.................................................................................................    2
3.      TERM.....................................................................................................    2
        3.1          Primary Term................................................................................    2
        3.2          Option to Extend............................................................................    2
        3.3          Surrender of Premises; Holding Over.........................................................    3
4.      BASE MONTHLY RENT........................................................................................    3
        4.1          Net-Net-Net Lease...........................................................................    3
        4.2          Base Monthly Rent...........................................................................    3
5.      ADDITIONAL RENT..........................................................................................    3
        5.1          Consumer Price Index Rental Increase........................................................    3
6.      SUBSTITUTE RENT AND INCREASES............................................................................    4
7.      SECURITY DEPOSIT.........................................................................................    4
8.      USE OF THE PREMISES......................................................................................    5
9.      PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES.................................................    5
        9.1          Tenant's Required Payments..................................................................    5
        9.2          Payments Not Required by Tenant.............................................................    6
        9.3          Assessments.................................................................................    6
        9.4          Utility Payments............................................................................    6
        9.5          Tenant's Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed
                     Valuation of the Premises...................................................................    6
        9.6          Landlord Not Required to Join in Proceedings or Contest Brought by Tenant...................    7
        9.7          Tax Period and Adjustment of Taxes..........................................................    7
        9.8          Default By Tenant...........................................................................    7
10.     FURNITURE, FIXTURES AND EQUIPMENT........................................................................    8
        10.1         Furniture, Fixtures, and Equipment..........................................................    8
        10.2         Security Interest...........................................................................    8
        10.3         Subordination...............................................................................    8
        10.4         Removal of Furniture, Fixtures, and Equipment at Expiration of Lease........................    9
        10.5         Right to Affix Signs........................................................................    9
11.     MAINTENANCE OF THE PREMISES..............................................................................    9
        11.1         Obligation to Maintain the Premises.........................................................    9
        11.2         Major Repair or Replacement.................................................................    9
        11.3         Obligation to Keep the Premises Clear......................................................    10
12.     REPAIRS AND ALTERATIONS.................................................................................    10
        12.1         Right to Make Alterations..................................................................    10
        12.2         Tenant Shall Not Render Premises Liable For Any Lien.......................................    10
13.     INDEMNITY AND INSURANCE.................................................................................    11


                                      (i)

        13.1         Indemnification............................................................................    11
        13.2         Insurance Company Requirement..............................................................    11
        13.3         Insurance Certificate Requirements.........................................................    12
        13.4         Minimum Acceptable Insurance Coverage Requirements.........................................    12
        13.5         Additional Insureds........................................................................    13
        13.6         Mortgage Endorsement.......................................................................    13
        13.7         Renewals, Lapses or Deficiencies...........................................................    14
        13.8         Waiver of Subrogation......................................................................    14
14.     PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES...........................................................    14
        14.1         Damage or Destruction......................................................................    14
        14.2         Tenant's Right to Terminate................................................................    14
15.     CONDEMNATION............................................................................................    15
        15.1         Condemnation Damages.......................................................................    15
        15.2         Termination of Lease Due to Condemnation...................................................    15
16.     ASSIGNMENT AND SUBLETTING...............................................................................    15
        16.1         Tenant's Right of Assignment and Subletting................................................    15
        16.2         Landlord's Option to Preserve Subtenancies.................................................    16
        16.3         Tenant's Assignment of All Rent from Subletting as Security for Tenant's Obligations.......    16
        16.4         Continuing Obligation of Tenant............................................................    16
        16.5         Fees and Costs with Regard to Proposed Assignment or Sublease..............................    16
        16.6         Landlord's Right of Assignment.............................................................    16
17.     DEFAULT AND TERMINATION.................................................................................    17
        17.1         Event of Default...........................................................................    17
        17.2         Landlord's Remedies........................................................................    18
        17.3         Late Charge................................................................................    20
        17.4         Right of Landlord to Re-Enter..............................................................    20
        17.5         Surrender of Premises......................................................................    21
        17.6         Interest Charges...........................................................................    21
        17.7         Tenant's Default...........................................................................    21
        17.8         Default by Landlord........................................................................    21
18.     RIGHT OF INSPECTION.....................................................................................    22
19.     WAIVER OF BREACH........................................................................................    22
20.     NOTICES.................................................................................................    22
        20.1         Notice Requirements........................................................................    22
        20.2         Payments Under Lease.......................................................................    23
21.     RELATIONSHIP OF THE PARTIES.............................................................................    23
22.     SUBORDINATION, ATTORNMENT AND ESTOPPEL..................................................................    23
        22.1         Subordination and Non-Disturbance..........................................................    23
        22.2         Attornment.................................................................................    24
        22.3         Estoppel Certificate.......................................................................    24
23.     TENANT'S FINANCIAL STATEMENTS...........................................................................    24
24.     ATTORNEYS' FEES.........................................................................................    25
        24.1         Recovery of Attorneys' Fees and Costs of Suit..............................................    25
        24.2         Party to Litigation........................................................................    25
25.     CONSENT.................................................................................................    25

                                     (ii)

26.     AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT....................................................    25
        26.1         Full Power and Authority to Enter Lease....................................................    25
        26.2         Quiet Enjoyment............................................................................    25
        26.3         No Violation of Covenants and Restrictions.................................................    26
27.     HAZARDOUS MATERIAL......................................................................................    26
        27.1         Environmental Compliance...................................................................    26
        27.2         Survival...................................................................................    26
28.     GENERAL PROVISIONS......................................................................................    27
        28.1         Gender; Number.............................................................................    27
        28.2         Captions...................................................................................    27
        28.3         Exhibits...................................................................................    27
        28.4         Entire Agreement...........................................................................    27
        28.5         Drafting...................................................................................    27
        28.6         Modification...............................................................................    27
        28.7         Joint and Several Liability................................................................    27
        28.8         Governing Law..............................................................................    27
        28.9         Attorneys' Fees............................................................................    27
        28.10        Time of Essence............................................................................    28
        28.11        Severability...............................................................................    28
        28.12        Successors and Assigns.....................................................................    28
        28.13        Independent Covenants......................................................................    28
        28.14        Information Provided.......................................................................    28
        28.15        Limitation of Landlord's Liability.........................................................    28
        28.16        No Lease Until Accepted....................................................................    28
        28.17        Counterparts...............................................................................    29


Exhibit "A" - Legal Description of Real Property
Exhibit "B" - Memorandum of Lease


                                     (iii)

                        LAND AND BUILDING LEASE AGREEMENT

             This Land and Building Lease Agreement (this "Lease"), dated for reference purposes only as of July 19, 2001, is made by and between REALTY INCOME CORPORATION, a Maryland corporation doing business in Florida as Realty Income Properties, Inc. ("Landlord"), and E-DIETS.COM, INC. a Delaware corporation ("Tenant"), with reference to the recitals set forth below.

                                   RECITALS

             A. Landlord is the owner of that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the "Premises"), the legal description of which is attached hereto and incorporated herein as Exhibit "A," commonly known as:

                         3801 WEST HILLSBORO BOULEVARD
                           DEERFIELD BEACH, FL 33442

             B. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord pursuant to the provisions of this Lease.

                                1. DEFINITIONS

             The following terms, when used in this Lease, shall have the meaning set forth in this Section.

1.1          Lease Year
             ----------

             The term "Lease Year" shall mean the first twelve (12) full calendar months after the Rent Commencement Date (as defined in Section 4.2) and each subsequent twelve (12) month period thereafter during the term and any extensions. If the Rent Commencement Date is other than the first day of the month, then the first Lease Year also will include the partial month in which the Rent Commencement Date occurs.

1.2          Hazardous Material
             ------------------

             The term "Hazardous Material" means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by the local or state governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," or "hazardous material," by any local or state law, (ii) oil and petroleum products and their by-products, (iii) asbestos, or asbestos-containing materials, (iv) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act, (v) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.

1.3       Environmental Law
          -----------------

          The term "Environmental Law" shall mean any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.

                                  2. PREMISES

          Landlord leases to Tenant and Tenant leases from Landlord the Premises in its "AS IS, WHERE IS, WITH ALL FAULTS" condition with no representations or warranties whatsoever and on the terms and conditions set forth in this Lease. By affixing its initials below, Tenant acknowledges and agrees that: (i) no representations have been or are made, or responsibility assumed by Landlord, with respect to the Premises or its operation, or the condition or repair of the Premises, or as to any fact, circumstance, thing or condition which may effect or relate to the Premises, except as specifically set forth in this Lease; (ii) the Premises is leased in its "AS IS, WHERE IS, WITH ALL FAULTS" condition as of the Commencement Date; and (iii) other than as specifically set forth in this Lease, Landlord shall have no obligation to alter, restore, improve, repair, or develop the Premises, and further shall have no obligation to remove therefrom any items of personal property, or other trade fixtures or equipment which may be upon the Premises.

                                                        RTH
                                           -------------------------------------
                                           Tenant's Initials


                                   3.  TERM

3.1       Primary Term
          ------------

          The effective date (the "Commencement Date") of this Lease shall be the date upon which this Lease is last executed by Landlord or Tenant. On or after the Commencement Date, a Memorandum of Lease, a copy of which is attached hereto and incorporated herein as Exhibit "B," shall be recorded by Tenant. The expiration date of the primary term (the "Primary Term") shall be last day of the month FIVE (5) YEARS following the Rent Commencement Date, unless extended as set forth in Section 3.2. References to the term of the Lease shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any extension, renewal, or holdover of the Primary Term.

3.2       Option to Extend
          ----------------

          On or before two hundred seventy (270) days prior to the expiration of the Primary Term, providing Tenant (i) is occupying the Premises; (ii) is not in default of this Lease; Tenant may extend the term of this Lease for an additional SIXTY (60) MONTHS by notifying

Landlord of such intention in writing (the "Extension Period"). The maximum term of the Lease with one extension is TEN (10) YEARS.

3.3  Surrender of Premises; Holding Over
     -----------------------------------

     On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Premises, together with all alterations, vacant and free of all tenancies and any leasehold rights therein and in good condition and repair, normal wear and tear excepted, broom clean and free of violations, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Premises. If Tenant does not do so, then after expiration of this Lease, it will be a tenant at will upon the applicable conditions of this Lease. In such event the rent payable shall be increased by fifty percent (50%) over the rent payable during the last full month of the term of this Lease that just ended. If the Premises is not surrendered as and when aforesaid, Tenant shall indemnify Landlord from and against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding occupant or purchaser founded on such delay. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

                             4.  BASE MONTHLY RENT

4.1       Net-Net-Net Lease
          -----------------

          This is a net-net-net lease. It is the intention of Landlord and Tenant that the Base Monthly Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as additional rent, all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Premises or the use, occupancy, area, possession, leasing, operation, management, maintenance, or repair thereof, which may arise or become due during the term hereof, whether or not now customary or within the contemplation of the parties hereto.

4.2       Base Monthly Rent
          -----------------

          Tenant shall pay to Landlord as base monthly rent ("Base Monthly Rent") the sum of TEN THOUSAND ONE HUNDRED EIGHTY-FIVE DOLLARS ($10,185). Base Monthly Rent shall be payable by Tenant to Landlord in advance in equal monthly installments commencing on the sixtieth (60th) day following the Commencement Date and on the first day of each calendar month thereafter, without prior notice, invoice, demand, deduction, or offset whatsoever. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All rent shall be paid to Landlord at the address to which notices to Landlord are given. Base Monthly Rent for any partial month shall be prorated based upon a thirty (30) day month.

                              5.  ADDITIONAL RENT

5.1       Consumer Price Index Rental Increase
          ------------------------------------

          The capitalized terms used herein are defined below. Effective on each Adjustment Date, Base Monthly Rent shall be increased by five (5) times the increases in the CPI, with the increases to be calculated as follows: (i) subtract one point zero (1.0) from a fraction, the numerator of which shall be the Variable Index, and the denominator of which shall be the Base Index; and (ii) multiply the result obtained in (i) above by five (5); then (iii) multiply the result obtained in
(ii) above by the Initial Base Monthly Rent. Notwithstanding the foregoing, in no event shall the increase in Base Monthly Rent exceed three percent (3%), nor shall the new Base Monthly Rent be less than the previous Base Monthly Rent.

          The new Base Monthly Rent shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the term, as the case may be. Landlord's delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay the rent adjustments. In applying the foregoing formula for Base Monthly Rent adjustments, the following terms shall have the following meaning:

          5.1.1 "Adjustment Date" shall mean, as the case may require, each anniversary of the Rent Commencement Date; provided, however, if the Rent Commencement Date is other than the first day of the month, then "Adjustment Date" shall mean, as the case may require, the first day of the first month occurring after each anniversary of the Rent Commencement Date.

          5.1.2 "Base Index" shall mean the CPI for the first month of the first Lease Year.

          5.1.3 "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average). If such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government as determined by Landlord.

          5.1.4 "Initial Base Monthly Rent" shall mean the Base Monthly Rent payable by Tenant for the first full calendar month of the first Lease Year.

          5.1.5 "Variable Index" shall mean the CPI for the month in which the Adjustment Date occurs.

                    6.  SUBSTITUTE RENT AND INCREASES

          This Section was left blank intentionally.

                              7. SECURITY DEPOSIT

          Tenant shall, prior to the Commencement Date, deposit with Landlord, the sum of TWENTY THOUSAND THREE HUNDRED SEVENTY DOLLARS ($20,370) (the "Security Deposit"), as a Security Deposit to secure the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. Landlord may use the Security Deposit or any portion thereof to cure a default by Tenant or to compensate Landlord for all damages sustained by Landlord resulting from the default. Tenant shall, within five (5) days of demand, pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord so as to maintain the Security Deposit in the sum initially deposited with Landlord. Any interest earned on the Security Deposit shall accrue to the benefit of Landlord. Landlord shall not be required to keep this Security Deposit separate from its general funds. The Security Deposit shall not be mortgaged, assigned, transferred, or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall have no right to have the Security Deposit applied to the last month's or any other rent payable by Tenant hereunder. Landlord shall return the Security Deposit to Tenant within sixty (60) days of the expiration or termination of the Lease, subject to the terms hereof.

                            8. USE OF THE PREMISES

          Tenant shall use the Premises only for Tenant's corporate offices and no other uses without the prior written consent of Landlord which consent may be withheld in its sole and absolute discretion. Tenant has satisfied itself, and represents to Landlord, that such use is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the Premises. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Tenant of the Premises, including, without limitation, the obligation at Tenant's cost, to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the term (including any and all requirements as set forth in the Americans with Disabilities Act) and regardless of (i) whether such laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the term. Tenant shall not perform any acts or carry on any practices, which may injure the Premises, except as expressed in this Lease.

         9.  PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES

9.1       Tenant's Required Payments
          --------------------------

          Tenant shall (i) pay at least fifteen (15) days before delinquency and as additional rent, all Property Taxes and Other Charges (as such terms are defined herein) that accrue during or are otherwise allocable to the term of this Lease; and (ii) concurrently provide Landlord with evidence of payment thereof. Property taxes and Other Charges together are referred to herein as "Taxes."

          9.1.1 "Property Taxes" shall mean all taxes, assessments, excises, levies, fees, and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed on or against, or otherwise with respect to, the Premises or any part thereof or any personal property on or in the Premises. It is the intention of Landlord and Tenant that all new and increased taxes, assessments, levies, fees, and levies, fees, and charges be included within the definition of Property Taxes for the purpose of this Lease.

          9.1.2 "Other Charges" shall mean all taxes, assessments, excises, levies, fees, and charges (including, without limitation, common area maintenance charges, charges relating to the cost of providing facilities or services, and charges relating to documents or instruments of record effecting or encumbering the Premises), whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed upon, or measured by, or reasonably attributable to (a) the Premises;
                    (b) the cost or value of Tenant's furniture, fixtures, equipment, or personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord;
                    (c) Base Monthly Rent and additional rent payable under the Lease , including, if applicable, Property Taxes, Other Charges, insurance, maintenance, and other costs incurred by Tenant by which Landlord may benefit, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rents and costs; (d) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises; and (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

9.2       Payments Not Required by Tenant
          -------------------------------

          Tenant shall not be required to pay any state or federal income or franchise taxes of Landlord, or any state or federal estate, succession, inheritance, or transfer taxes of Landlord.

9.3       Assessments
          -----------

          If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided however, throughout the entire term of this Lease, Tenant shall pay all assessments that accrue during or are otherwise allocable to the term of this Lease

9.4       Utility Payments
          ----------------

          Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such service. Landlord, at its option, may require Tenant to furnish Landlord with evidence of payment of such charges.

9.5       Tenant's Right to Contest Utility Charges, Contest Taxes and Seek
          -----------------------------------------------------------------
          Reduction of Assessed Valuation of the Premises
          -----------------------------------------------

          Tenant, at Tenant's sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant; provided however, Tenant shall (i) give Landlord written notice of any such intention to contest at least thirty (30) days before any delinquency could occur; (ii) indemnify and hold Landlord harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to the Premises or the improvements thereon due to such contest, or in lieu thereof, at Landlord's election, furnish Landlord with adequate security for the amount of the Taxes due plus interest and penalties; and (iv) in the event of a final determination adverse to Tenant, prior to enforcement, foreclosure or sale, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Section 9 as long as Tenant remains current as to all other terms and conditions of this Lease. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant's part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section.

9.6       Landlord Not Required to Join in Proceedings or Contest Brought by
          ------------------------------------------------------------------
          Tenant
          ------

          Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

9.7       Tax Period and Adjustment of Taxes
          ----------------------------------

          For the purpose of this Lease, the calculation of Taxes payable by Tenant for any particular Lease Year shall be based upon the Taxes actually due and payable in accordance with applicable law during such Lease Year even though such Taxes may relate to a different period of time (such as the taxing authority's fiscal year). [For example, if Taxes are payable on or before September 30 of each year with respect to the fiscal period beginning on the immediately preceding July 1 and ending on the immediately succeeding June 30, then, for all purposes of this Lease, Taxes for Lease Year "X" refers to the Taxes due and payable on September 30 of such Lease Year even though the same may relate in part to both such Lease Year and the succeeding Lease Year.] The parties hereby understand that, notwithstanding the foregoing, Taxes payable by Tenant in accordance with the terms of this Lease shall be appropriately adjusted for any partial Lease Year.

9.8       Default By Tenant
          -----------------

          At Landlord's option, and without in any way limiting Tenant's obligations under this Lease, in the event of a material Default which has not been cured within any applicable cure period by Tenant hereunder, Property Taxes shall be paid by Tenant as additional rent to Landlord in monthly installments for the remaining Term of this Lease on the same day that Base Monthly Rent is due hereunder. Such monthly installments shall be an estimated amount equal to one-twelfth (1/12) of the Property Taxes for the immediate preceding year, subject to adjustment when the actual amount of Property Taxes is determined. At such time as the actual amount of Property Taxes is determined, Landlord shall furnish to Tenant a statement indicating the actual amount of Property Taxes. Within thirty (30) days after receipt of such statement by Tenant, Tenant shall pay to Landlord any deficiency due. Any surplus paid by Tenant shall, at

Tenant's option, be credited against the next installment(s) of Base Monthly Rent or other charges due from Tenant or be refunded to Tenant forthwith. In this instance, Landlord will endeavor to pay the Property Taxes within the period to receive the maximum discount for early payment.

                    10.  FURNITURE, FIXTURES AND EQUIPMENT

10.1      Furniture, Fixtures, and Equipment
          ----------------------------------

          During the term Tenant may at Tenant's expense, place or install such furniture, fixtures, and equipment on the Premises as may be needed for the conduct of Tenant's business.

10.2      Security Interest
          -----------------

          Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed and installed in, upon, or about the Premises, including, without limitation, all furniture, trade fixtures, equipment, machinery, furnishings, signs, and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the "Collateral") to secure the payment of all Base Monthly Rent and additional rent to be paid by Tenant pursuant to this Lease and all other obligations of Tenant arising under this Lease. It is expressly understood that the term Collateral as used herein shall in no event extend to leasehold improvements, fixtures or similar "vanilla shell" items such as light fixtures, HVAC equipment, or other fixtures and equipment permanently affixed to the Premises. Such lien and security interest shall be addition to Landlord's lien provided by law. This Lease shall constitute a security agreement under the Commercial Code of the state in which the Premises is located so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to such code. Landlord may also at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under such code, which right and remedies shall be in addition to Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

10.3      Subordination
          -------------

          Notwithstanding anything contained herein to the contrary, subject to the provisions of this Section 10, Tenant may finance the Collateral. Provided Tenant is not in default of the Lease, and subject to such reasonable restrictions as Landlord may impose to protect its interests, Landlord's security interest, at the option and upon written declaration of Landlord, shall be subject, subordinate, and inferior to any lien(s) (and all renewals, extensions, or replacements thereof) now or hereafter imposed by Tenant upon the Collateral for the purpose of financing the same.

          Landlord agrees to execute such reasonable and necessary documents to confirm Landlord's foregoing covenant in favor of Tenant's mortgagees. Any furniture, fixtures, and equipment placed in the Premises by Tenant may be replaced by Tenant periodically during the term.

10.4      Removal of Furniture, Fixtures, and Equipment at Expiration of Lease
          --------------------------------------------------------------------

          At the expiration or earlier termination of the Lease, providing Tenant is not in default of any terms or conditions of the Lease, the furniture, fixtures, and equipment may be removed at the option of Tenant. Tenant immediately shall make such repairs and restoration of the Premises as are necessary to repair any damage to the Premises from the removal of the furniture, fixtures, and equipment. Furniture, fixtures, and equipment not so removed shall, at Landlord's option, become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal shall be borne by Tenant. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to the Premises.

10.5      Right to Affix Signs
          --------------------

          Tenant shall have the right to affix signs customarily used in its business upon the windows, doors, interior, and exterior walls of the Premises, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Premises and permitted by any covenants, conditions, and restrictions encumbering the Premises. Upon the expiration or earlier termination of the Lease, Landlord may require Tenant to remove such signs within a reasonable time following receipt of written notice from Landlord. Tenant immediately shall make such repairs and restoration of the Premises as are necessary to repair any damage to the Premises from the removal of the signs.

                       11.   MAINTENANCE OF THE PREMISES

11.1      Obligation to Maintain the Premises
          -----------------------------------

          During the term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises in good order and repair, including, but not limited to, the interior, exterior, foundations, floors, walls, roof, and structure of the building; the sidewalks, curbs, walls, trash enclosures, landscaping with sprinkler system (if installed), light standards, and parking areas which are a part of the Premises. Tenant shall make such repairs and replacements as may be necessary, regardless of whether the benefit of such repair or replacement extends beyond the term of this Lease. The Premises shall be returned to Landlord at the termination or expiration of this Lease in good condition, ordinary wear excepted. Landlord hereby assigns to Tenant all building contractor, subcontractor, and manufacturer's warranties and guarantees applicable to the Premises; and Landlord shall cooperate with Tenant at Tenant's request and sole cost in any action to enforce such warranties and guarantees. In the event of destruction of the Premises by fire or casualty, the condition of Premises upon termination of this Lease shall be governed by Section 14. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit or maintain the Premises or any portion thereof.

11.2      Major Repair or Replacement
          ---------------------------

          Notwithstanding anything contained herein to the contrary, in the event it shall become necessary to make any Major Repair or Replacement (as defined below) during the term of this Lease or any extension hereof, such Major Repair or Replacement shall be performed only with the prior written approval of Landlord, which approval shall not be unreasonably withheld. The term "Major Repair or Replacement" as used herein shall mean a single item of repair or replacement (excluding maintenance) needed in connection with the structural portions of the Premises, the roof, parking areas or HVAC system costing in excess of TEN THOUSAND DOLLARS ($10,000). The actual cost of such Major Repair or Replacement shall be amortized over the useful life of the improvement on a straight line basis. Tenant shall be entitled to reimbursement from Landlord of the unamortized balance at the expiration of the Primary Term, unless Tenant has elected to extend the term of the Lease pursuant to Section 3.2, in which case Tenant shall not be entitled to reimbursement until the Extension Period has expired. Tenant shall not be entitled to reimbursement from Landlord if the Lease is terminated other than by expiration of the Lease Term or pursuant to Sections 14.2 or 15.2. Notwithstanding the right of reimbursement granted herein, Tenant solely shall be responsible for all Major Repair or Replacement if such Major Repair or Replacement is caused as a result of Tenant's negligence, intentional acts or omissions, or lack of proper maintenance during the Primary Term or the Extension Period. Notwithstanding anything contained herein to the contrary, Landlord solely shall be responsible for all Major Repair or Replacement if such Major Repair or Replacement is caused as a result of Landlord's negligence or intentional acts or omissions, or as a result of a latent defect in the Premises.

11.3      Obligation to Keep the Premises Clear
          -------------------------------------

          Tenant shall keep the Premises, including sidewalks adjacent to the Premises and loading area allocated for the use of Tenant, clean and free from rubbish and debris at all times. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant's expense.

                         12.  REPAIRS AND ALTERATIONS

12.1      Right to Make Alterations
          -------------------------

          At all times during the term of this Lease, except as provided in
Section 17, Tenant shall have the right to make alterations, additions, and improvements to the interior or exterior of the Premises and parking areas adjacent to the Premises. Nevertheless, any alterations or additions that are over TWENTY-FIVE THOUSAND DOLLARS ($25,000) or are structural in nature shall not be made by Tenant without prior written consent of Landlord. Any alterations, additions, and improvements which may be made or installed by Tenant shall remain upon the Premises and, at the expiration or earlier termination of this Lease, shall be surrendered with the Premises to Landlord. Any alteration, addition, or improvement for which Landlord gives its written consent shall be accomplished by Tenant in a good workmanlike manner, in conformity with applicable laws, regulations and covenants, conditions and restrictions encumbering the Premises, and by a licensed contractor; and with respect to alterations, additions, or improvements requiring Landlord's consent, the contractor shall be approved by Landlord. Prior to commencement of any such work, Tenant shall provide to Landlord copies of all required permits and governmental approvals. Upon completion of any such work, Tenant shall provided to Landlord "as-built" plans, copies of all construction contracts, building permits, inspection reports and proof of payment of all labor and materials. Tenant shall pay when due all claims for such labor and materials and shall give Landlord at least ten (10) days' prior written notice of the commencement of any such work.

12.2      Tenant Shall Not Render Premises Liable For Any Lien
          ----------------------------------------------------

          Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, nor to render the Premises liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make alterations, additions, and improvements to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim unless Tenant (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one and one-half (1-1/2) times the amount involved; or (iii) shall have procured a stay of all proceedings to enforce collection. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.


                         13. INDEMNITY AND INSURANCE

13.1      Indemnification
          ---------------

          Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Premises, other than damages proximately caused by reason of the gross negligence or willful misconduct of Landlord or its agents and employees, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever; or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Premises, either prior to or during the Lease term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and hold harmless Landlord, Landlord's agents, and the landlord or landlords under all ground or underlying leases, from and against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.

13.2      Insurance Company Requirement
          -----------------------------

          Insurance required by this Lease shall be issued by companies holding a general policyholder's rating of A-VIII or better as set forth in the most current issue of Best's Insurance Guide and authorized to do business in
                      ----------------------
the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

13.3      Insurance Certificate Requirements
          ----------------------------------

          13.3.1 Tenant shall deliver to Landlord evidence of the existence and amounts of the insurance with additional insured endorsements and loss payable clauses as required herein. Tenant shall deliver to Landlord an ACORD Form 25-S Certificate of Insurance in connection with Tenant's liability policy(ies), and an ACORD Form 27 Evidence of Property Insurance in connection with Tenant's property policy(ies). No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.

          13.3.2 The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss jointly to Landlord and Tenant, subject to paragraph 14 below.

13.4      Minimum Acceptable Insurance Coverage Requirements
          --------------------------------------------------

          13.4.1 Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease a policy of combined single limit bodily injury and property damage insurance written on an occurrence basis insuring Tenant (with Landlord as an additional insured) against any liability arising out of ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas. The insurance shall be in an amount not less than Two Million Dollars ($2,000,000) per occurrence; provided however, following receipt of written notice from Landlord the limits of such insurance shall be increased from time to time during the term of the Lease to such amount as may be commercially reasonable . The policy shall provide blanket contractual liability coverage. However, the limits of the insurance shall not limit the liability of Tenant. In addition, Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease an umbrella liability policy in an amount not less than Two Million Dollars ($2,000,000) in excess of primary insurance. The insurance to be maintained by Tenant pursuant to this Section 13.4.1 shall be primary and not contributory to any other insurance maintained by Landlord.

          13.4.2 Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a "Special Form" (as such term is used in the insurance industry) policy of insurance covering loss or damage to the Premises. The insurance shall be in an amount not less than the full guaranteed replacement cost of the building(s) (less slab, foundation, supports and other customarily excluded improvements). The policy shall contain only standard printed exclusions; include an agreed value endorsement waiving any co-insurance penalty, and an ordinance or law coverage endorsement covering increased costs resulting from changes in laws or codes, and demolition and removal of the damaged structure. In no event shall any deductible payable in connection with such policy, together with any other form of self-insurance, exceed Ten Thousand Dollars ($10,000). In addition, Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage due to earthquake and flood.

          13.4.3 Tenant shall also obtain and keep in force during the term of this Lease a policy of Business Interruption insurance covering a period of one (1) year. This insurance shall cover all Taxes and insurance costs for the same period in addition to one (1) year's lease rent amount.

          13.4.4 Tenant shall also obtain and keep in force during the term of this Lease a worker's compensation policy, insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including Employer's Liability insurance, in an amount of not less than One Million Dollars ($1,000,000).

13.5      Additional Insureds
          -------------------

          Tenant shall name as additional insureds (by way of a CG 20 26 endorsement) and loss payees on all insurance, Landlord, Landlord's successor(s), assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:

               REALTY INCOME CORPORATION, ITS OFFICERS, DIRECTORS, AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETOR-SHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED.

13.6      Mortgage Endorsement
          --------------------

          If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear, subject to paragraph 14 below.

13.7     Renewals, Lapses or Deficiencies
         --------------------------------

         Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything which shall invalidate or materially increase the cost of such insurance policies.

13.8     Waiver of Subrogation
         ---------------------

         Tenant hereby waives and releases any and all right of recovery against Landlord, including, without limitation, employees and agents, arising during the term of the Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Premises, which loss or damage arises from any type of peril which is covered or could be covered by a Special Form policy. This waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.

               14.PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES

14.1     Damage or Destruction
         ---------------------

         In the event any part or all of the Premises shall at any time during the term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall repair and restore the Premises to its original condition, including buildings and all other improvements on the Premises, as soon as circumstances permit. Tenant shall hold Landlord free and harmless from any and all liability of any nature whatsoever resulting from such damage or destruction, and such repairs and restoration. Tenant and not Landlord, shall be responsible for paying for any cost of repairs and restoration in excess of the proceeds available from insurance policies procured by Tenant. Tenant is not entitled to any rent abatement during or resulting from any disturbance from partial or total destruction of the Premises, and in no event shall Tenant be entitled to terminate the Lease.

14.2     Tenant's Right to Terminate
         ---------------------------

         Notwithstanding anything contained herein to the contrary, Tenant may terminate this Lease upon giving written notice to Landlord within thirty (30) days following the date upon which the Premises is damaged or destroyed, provided: (i) the Premises is totally or substantially damaged or destroyed (as defined below); (ii) Tenant is not then in breach or default of the Lease; and
(iii) Tenant timely files an appropriate claim with its insurance carrier (in the event of an insured casualty) in connection with such damage or destruction and thereafter promptly pays over to Landlord the entirety of insurance proceeds received in connection with the loss, plus a sum equal to the entirety of the self-insured retention. As used herein, the phrase "totally or substantially damaged or destroyed" shall mean that the period of time to restore or repair the

Premises as estimated by at least two (2) reputable general contractors properly licensed in the State in which the Premises is located (and reasonably acceptable to and approved by Landlord), shall exceed One Hundred Twenty (120) days.

         The Lease will terminate effective on the date Landlord receives the total sum due pursuant to this Section 14.2. Upon such termination, Landlord and Tenant shall be released from all obligations and liabilities under the Lease, with the exception of those liabilities which accrued prior to the termination date and those obligations which, pursuant to the terms of the Lease, accrued prior to the termination date and survive termination or expiration of the Lease.

                                15.CONDEMNATION

15.1     Condemnation Damages
         --------------------

         In the event of the taking or conveyance of the whole or any part of the Premises by reason of condemnation by any public or quasi-public body, Landlord and Tenant shall represent themselves independently in seeking damages before the condemning body. Each party shall be entitled to the amount awarded respectively to each. Landlord shall be entitled to the entirety of the award with the exception of the following:


         15.1.1 Any portion of the award attributable to Tenant's movable leasehold improvements made to the Premises by Tenant in accordance with this Lease;

         15.1.2 Any portion of the award attributable to Tenant's furniture, fixtures and equipment;

         15.1.3 Any portion of the award attributable to: (i) removing Tenant's furniture, fixtures and equipment; (ii) damage or loss to Tenant's business and good will; and (iii) moving and relocation expenses; and

         15.1.4 Any portion of the award attributable to Tenant's interest in the leasehold estate created by this Lease.

15.2     Termination of Lease Due to Condemnation
         ----------------------------------------

         In the event that the Condemnation materially adversely affects the use of the Premises as defined in Section 8, Tenant may terminate the Lease by giving Landlord sixty (60) days' written notice of its intention to terminate the Lease after receiving notice of the Condemnation from the condemning authority. The effective date of the termination shall be the actual date of such taking. In the event of termination, the rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any rent paid in advance and Tenant shall thereupon be released from its obligation to pay rent.

                         16.ASSIGNMENT AND SUBLETTING

16.1     Tenant's Right of Assignment and Subletting
         -------------------------------------------

         Tenant shall not voluntarily or by operation of law assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use any part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed transferee does not meet certain criteria, including, but not limited to, the transferee's financial condition, the nature, quality, and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee's business experience. The sale of the entirety of Tenant's business, or the merger of Tenant in its entirety with another entity shall not be deemed an assignment under this provision provided the proposed transferee has a tangible net worth equal to or greater than that of Tenant at the time of the sale or merger.

16.2     Landlord's Option to Preserve Subtenancies
         ------------------------------------------

         In the event of Tenant's surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant's sublease of the Premises under this Section, Tenant's surrender of this Lease, or the termination of this Lease in any other manner.


16.3     Tenant's Assignment of All Rent from Subletting as Security for
         ---------------------------------------------------------------
         Tenant's Obligations
         --------------------

         Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. In the event of a default by Tenant, Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect the rent and apply it toward Tenant's obligations under this Lease.

16.4     Continuing Obligation of Tenant
         -------------------------------

         No transfer permitted by this Section 16 shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Section. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

16.5     Fees and Costs with Regard to Proposed Assignment or Sublease
         -------------------------------------------------------------

         If Tenant requests Landlord to consent to a proposed assignment or sublease, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorneys' fees and other costs incurred in connection with each such request, not to exceed ONE THOUSAND DOLLARS ($1,000) for each requested assignment or sublease.

16.6     Landlord's Right of Assignment
         ------------------------------

         Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to the Premises. Each conveyance by Landlord of Landlord's interest in the Lease or the Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord, and Tenant shall look solely to Landlord's successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. The term "Landlord" as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises.

                          17.DEFAULT AND TERMINATION

17.1     Event of Default
         ----------------

         The occurrence of any of the following events (each an "Event of Default") shall constitute a default by Tenant:

         17.1.1 Failure by Tenant to pay Base Monthly Rent or any item of additional rent when due; provided, however, for up to two (2) times during any twelve (12) consecutive month period, if any payment of rent is not received when due, Landlord shall notify Tenant in writing (a "Late Notice"), and Tenant shall have ten (10) days from the date of receipt of the Late Notice to make full payment of the rent. If the late rent is not paid within the ten
                       (10) day period, or if any subsequent rent during that twelve (12) consecutive month period is not received when due after Landlord has delivered to Tenant the two (2) Late Notices as hereinabove required, then Tenant shall be in default of this Lease..

         17.1.2 Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in Subsection 17.1.1) if the failure is not cured within thirty (30) days after notice has been given to Tenant. If, however, the failure cannot reasonably be cured within the cure period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.

         17.1.3 A default by Tenant under any other lease in which Landlord is the landlord and Tenant is the tenant.

         17.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within
                       (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

         17.1.5 Any notice delivered pursuant to this Section 17.1 shall be in lieu of, and not in addition to, any notice required by law.

17.2     Landlord's Remedies
         -------------------

         Landlord shall have any one or more of the following remedies after the occurrence of a default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:

         17.2.1 Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, may re-enter and take possession of the Premises and expel or remove Tenant and any other person or entity occupying the Premises or any part thereof, without being liable for any damages, whether caused by negligence of Landlord or otherwise.

         17.2.2 No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. On termination of the Lease, Landlord shall have the right to recover from
                       Tenant:


                       (i) The worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; and

                       (ii) Any other amount, including, without limitation, attorneys' fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default permitted by applicable law.



                                The term "rent" as used in this Section 17.2.2 means all sums payable by Tenant pursuant to the Lease, including, without limitation, all rent, additional rent, Taxes, and insurance.

          17.2.3 Landlord may re-enter and take possession of the Premises without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise. Landlord may relet the Premises, or any part of them, to third parties, but has no obligation to do so. Landlord may relet the Premises on whatever terms and conditions Landlord, in its sole discretion, deems advisable.

                       Reletting can be for a period shorter or longer than the remaining term of this Lease. Landlord's action under this Subsection is not considered an acceptance of Tenant's surrender of the Premises unless Landlord so notifies Tenant in writing. Tenant shall be immediately liable to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.

                       If Landlord elects to relet the Premises without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant's total indebtedness to Landlord; no reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that the Lease has been terminated. If Landlord elects to relet the Premises, rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than rent due from Tenant;
                       (ii) second, all costs, including maintenance, incurred by Landlord in reletting; and (iii) third, rent due and unpaid under the Lease. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including maintenance, Landlord incurred in reletting which remain after applying the rent received from the reletting. Tenant shall have no right to or interest in the rent or other consideration received by Landlord from reletting to the extent it exceeds Tenant's total indebtedness to Landlord.

         17.2.4 Following the expiration of any applicable cure period, Landlord may re-enter the Premises without terminating this Lease and without being liable for any damages (unless caused by the gross negligence or willful misconduct of Landlord), and do whatever Tenant is obligated to do under the terms of this Lease. The expenses incurred by Landlord in affecting compliance with Tenant's obligations under this Lease immediately shall become due and payable to Landlord as additional rent.

         17.2.5 In all events, Tenant is liable for all damages of whatever kind of nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default.

         17.2.6 Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages, or other amounts due to Landlord hereunder.

         17.2.7 Whether or not Landlord elects to terminate this Lease or Tenant's right to possession of the Premises on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Premises and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or, in Landlord's sole discretion, may succeed to Tenant's interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.

17.3     Late Charge
         -----------

         If Tenant fails to pay when due any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of six percent (6%) of each such obligation. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at the rate set forth in Section 17.6 from the date said payment was due until paid, said interest to be payable by Tenant as additional rent. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds. Notwithstanding the foregoing, in the event Landlord shall have provided written notice to Tenant in accordance with Section 17.1.1, Tenant shall not be obligated to pay the late charge and interest otherwise due pursuant to this Section 17.3 unless ten (10) days shall have lapsed following Tenant's receipt of said notice and the delinquent amount(s) shall not have been paid. In addition to the foregoing, if any check tendered by Tenant to Landlord is dishonored by the financial institution upon which the check is drawn (e.g., insufficient funds, uncollected funds, account closed, payment stopped, etc.), Tenant shall pay to Landlord the greater of Twenty Dollars ($20.00) or the actual service fee charged by Landlord's financial institution in connection with such dishonored check.

17.4     Right of Landlord to Re-Enter
         -----------------------------

         In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

17.5     Surrender of Premises
         ---------------------

         No act or thing done by Landlord or any agent or employee of Landlord during the Lease term shall be deemed to constitute an acceptance by Landlord or a surrender of Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

17.6     Interest Charges
         ----------------

         Any amount not paid by one party to the other when due to the other party will bear interest from the date due at the lesser of (i) the prime commercial rate being charged by the Bank of America N.A. in effect on the date due plus two percent (2%) per annum; or (ii) the maximum rate permitted by law. If Bank of America N.A. is no longer in existence, then another comparable bank or financial institution shall be substituted by Landlord.

17.7     Tenant's Default
         ----------------

         If Tenant is in default of the Lease, then:

         17.7.1 For so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in the Lease, but Tenant will not be released from liability.

         17.7.2 No structural changes to the building at any cost shall be permitted without the prior written approval of Landlord.

         17.7.3 All costs of de-identification of the Premises shall be paid by Tenant whether or not Landlord terminates this Lease.

17.8     Default by Landlord
         -------------------

         Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.8 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to cure such default on Landlord's behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease, and in no event may Tenant terminate this Lease in the event of a default by Landlord.

                            18.RIGHT OF INSPECTION

         Landlord and Landlord's authorized representatives shall have the right (but not the obligation) after written notice to Tenant of at least two
(2) business days (except in the event of emergencies), to enter upon the Premises at all reasonable hours for the purpose of inspecting the Premises or of making repairs, additions, or alterations in or upon the Premises, and, during the last six (6) months of the term for the purpose of exhibiting the Premises to prospective tenants, purchasers, or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any "for sale" signs during the term of the Lease. Landlord will make every reasonable effort to not interfere with the operation of Tenant's business.

                              19.WAIVER OF BREACH

         No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord's rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

                                  20.NOTICES

20.1     Notice Requirements
         -------------------

         All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage prepaid; or (iii) on the date sent via facsimile transmission (provided, however, if receipt is confirmed after 5 p.m. recipient's time, delivery will be deemed on the next business day); or (iv) upon delivery, or if delivery is rejected when delivery was attempted of properly addressed first class mail, postage prepaid with return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

         If to Landlord:

                  Realty Income Corporation
                  Attn:  Legal Department
                  220 West Crest Street
                  Escondido, CA  92025-1707
                  Phone Number:  (760) 741-2111
                  Fax Number:  (760) 741-8674

         If to Tenant:

                  E-Diets.com, Inc.
                  Attn:  Vice President, Operations
                  3467 West Hillsboro Boulevard, Suite 2
                  Deerfield Beach, FL  33442
                  Phone Number:  (954) 360-9022
                  Fax Number:  (954) 360-9095

20.2     Payments Under Lease
         --------------------

         Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction (except as provided herein) to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

                        21.RELATIONSHIP OF THE PARTIES

         This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

                   22.SUBORDINATION, ATTORNMENT AND ESTOPPEL

22.1     Subordination and Non-Disturbance
         ---------------------------------
         Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances ("Mortgages"), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage arising after the date of this Lease, or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with an agreement ("Non-Disturbance Agreement"), signed and acknowledged by each holder of any such interest setting forth that so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. The Non-Disturbance Agreement may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Premises and any tenants in similar situations, including, without limitation, Tenant's agreement to attorn as set forth in Section 22.2 below. Tenant shall, promptly following a request by Landlord and after receipt of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant's obligations or diminish Tenant's rights hereunder.

22.2     Attornment
         ----------

         In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in default hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale ("Successor Landlord") as Tenant's landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord's consent after the Successor Landlord's name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent; and
(c) any liability for any act or omission of a prior Landlord. At the request of the Successor Landlord, Tenant shall execute a new lease for the Premises, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease.

22.3     Estoppel Certificate
         --------------------

         Tenant shall execute and deliver to Landlord, within twenty (20) days after receipt of Landlord's request, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and expiration dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease; and such other matters as reasonably may be requested. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Premises or the building ("Lender") that Tenant will not look to such Lender: as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord's interest in the Premises by foreclosure or otherwise, as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Lease without Lender's written consent. Failure to deliver the documents required under this Section 22 in the time period required shall constitute an Event of Default without the need for any notice or cure period.

                       23.TENANT'S FINANCIAL STATEMENTS

         During the term of the Lease, Tenant shall provide Landlord with current financial statements as follows: (i) within sixty (60) days of the end of each fiscal quarter, including the fourth (4/th/) quarter, Tenant's profit and loss statement and balance sheet;
(ii) within one hundred twenty (120) days of the end of each fiscal year, Tenant's profit and loss statement, balance sheet, statement of changes in financial position, and notes to the financial statements as reviewed or audited by an independent certified public accountant or accounting firm; and (iii) within one hundred twenty (120) days of the end of each fiscal year, Tenant's profit and loss statement for the retail sales operations located upon the Premises.
                              24. ATTORNEYS' FEES

24.1     Recovery of Attorneys' Fees and Costs of Suit
         ---------------------------------------------

         Tenant and Landlord shall each reimburse the other, upon demand, for any costs or expenses incurred by Tenant or Landlord, as the case may be, in connection with any breach or default under this Lease by the other party, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action.

24.2     Party to Litigation
         -------------------

         Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant;
(ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

                                  25. CONSENT

         Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a result of, Landlord's failure to give any consent, approval, or instruction reserved to Landlord. Tenant's sole remedy in any such event shall be an action for injunctive relief.

           26. AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

26.1     Full Power and Authority to Enter Lease
         ---------------------------------------

         The parties covenant and warrant that each has full power and authority to enter into this Lease.

26.2     Quiet Enjoyment
         ---------------

         Landlord covenants and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the term, as against all persons subject to the provisions of this Lease and any title exceptions or defects in existence on the Commencement Date.

26.3     No Violation of Covenants and Restrictions
         ------------------------------------------

         Tenant leases the Premises subject to all encumbrances, covenants, conditions, restrictions, easements, rights of way, and all other matters of record affecting the Premises. Tenant shall not violate, knowingly permit a violation, or cause Landlord to violate any recorded covenants and restrictions affecting the Premises. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

                            27. HAZARDOUS MATERIAL

27.1     Environmental Compliance
         ------------------------

         Tenant shall not cause or permit, except in compliance with all applicable laws, any Hazardous Material to be brought upon, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all laws relating to such Hazardous Material.) If Tenant breaches the obligations stated in the preceding sentence, if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs and Landlord is not responsible for the contamination, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys' fees, consultation fees, and expert fees) which arise during or after the term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant as aforesaid results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant and are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

27.2     Survival
         --------

         Provisions of this Section 27 shall survive termination of tenancy.

                            28. GENERAL PROVISIONS

28.1     Gender; Number
         --------------

         The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

28.2     Captions
         --------

         Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

28.3     Exhibits
         --------

         All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

28.4     Entire Agreement
         ----------------

         This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

28.5     Drafting
         --------

         This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

28.6     Modification
         ------------

         No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

28.7     Joint and Several Liability
         ---------------------------

         If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

28.8     Governing Law
         -------------

         This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located. In the event any provision contained in this Lease is inconsistent or in conflict with local law, custom, or practice, the provisions of this Lease shall supersede and shall be paramount and controlling.

28.9     Attorneys' Fees
         ---------------

         With respect to any provisions in this Lease providing for payment or indemnification of attorneys' fees, such fees shall be deemed to include reasonable fees incurred through any applicable appeal process, and shall include fees attributable to legal services provided by any in-house counsel and staff to the prevailing or indemnified party. For purposes hereof, the services of in-house counsel and their staff shall be valued at rates for independent counsel prevailing in the metropolitan area in which such counsel and staff practice.

28.10    Time of Essence
         ---------------

         Time is of the essence of every provision of this Lease.

28.11    Severability
         ------------

         In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

28.12    Successors and Assigns
         ----------------------

         Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

28.13    Independent Covenants
         ---------------------

         This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

28.14    Information Provided
         --------------------

         Tenant warrants and represents that all information Tenant has provided to Landlord is accurate and correct and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease

28.15    Limitation of Landlord's Liability
         ----------------------------------

         Notwithstanding anything contained in this Lease to be contrary, Landlord shall not incur any liability beyond Landlord's interest in the Premises upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Premises for the payment and discharge of any obligations imposed upon Landlord under this Lease.

28.16    No Lease Until Accepted
         -----------------------

         Landlord's delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to lease the Premises. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and

Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.

28.17    Counterparts
         ------------

         This Lease may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

LANDLORD:                                        TENANT:

REALTY INCOME CORPORATION,                       E-DIETS.COM, INC.,
a Maryland corporation                           a Delaware corporation
doing business in Florida as
Realty Income Properties, Inc.



By: /s/ Mark Selman                              By: /s/ Robert T. Hamilton
   ----------------------------                     ----------------------------



Date:   July 20, 2001                            Date:   July 19, 2001
     --------------------------                       --------------------------



Signed, sealed, and delivered                    Signed, sealed, and delivered
this 20th day of July 2001                       this 19th day of July 2001
in the presence of:                              in the presence of:



 /s/ Laura S. King                                /s/ Carla Clemente
-------------------------------                  -------------------------------
Witness                                          Witness



 /s/ Autumn F. Bidwell
-------------------------------                  _______________________________
Witness                                          Witness

                       LAND AND BUILDING LEASE AGREEMENT


                                  EXHIBIT "A"


                      LEGAL DESCRIPTION OF REAL PROPERTY



PREMISES LOCATION:  3801 West Hillsboro Boulevard
                    Deerfield Beach, FL 33442


                          To be provided by Landlord.

                       LAND AND BUILDING LEASE AGREEMENT

                                  EXHIBIT "B"


Recording requested by, and
after recording return to:

REALTY INCOME CORPORATION
Attn: Legal Department
220 West Crest Street
Escondido, CA 92025-1707

--------------------------------------------------------------------------------

                              MEMORANDUM OF LEASE

     This Memorandum of Lease is made and entered into as of July 19, 2001 by and between REALTY INCOME CORPORATION, a Maryland corporation doing business in Florida as Realty Income Properties, Inc. ("Landlord") and E-DIETS.COM, INC., a Delaware corporation ("Tenant") who agree as follows:

     A.   Terms and Premises. Landlord leases to Tenant and Tenant leases from
          ------------------
Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the "Premises"), which legal description is attached hereto and incorporated herein as Exhibit "A," commonly known as:

                         3801 WEST HILLSBORO BOULEVARD
                           DEERFIELD BEACH, FL 33442

upon the following terms:

     1.   Date of Lease: July 19, 2001.

     2.   Date of Commencement: July __, 2001.

     3. Expiration of Lease: The last day of the month five (5) years following the Rent Commencement Date (as such term is defined in the Lease).

     4.   Extension Options: One (1) Five-Year Option to Extend.

     5. Landlord hereby gives notice in accordance with Section 713.10, Florida Statutes, that the Lease referenced herein contains language substantially similar to the following:

          Interests Not Subject to Mechanics' Liens. It expressly is covenanted
          -----------------------------------------
          and agreed that the interest of Landlord in the Premises shall not be subject to liens for improvements made by Tenant, its successors, assigns, or subtenants (collectively referred to herein as "Tenant"). No mechanic's lien shall lie against Landlord's interest in the Premises, including buildings and all improvements located thereon, arising through Tenant, and no person who furnished work, labor, services, or materials to the Premises or the furniture, fixtures, or equipment thereof at the request of Tenant shall acquire any lien rights under Chapter 713, Florida Statutes, against the interest of Landlord.

     6. The purpose of the Memorandum of Lease is to give record notice of the existence of said Lease and the rights created thereby, all of which are confirmed, and the notice required by Section 713.10, Florida Statutes.

     B.   Conflicts Between Lease and Memorandum. This Memorandum of Lease is
          --------------------------------------
for information purposes only and nothing contained herein shall be deemed in any way to modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a Memorandum of Lease and is subject to all of the terms, provisions, and conditions of the Lease. In the event of any inconsistency or conflicts between the provisions of the Lease and this instrument, the provisions of the Lease shall prevail. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                     SIGNATURES APPEAR ON FOLLOWING PAGE.

LANDLORD:                                        TENANT:

REALTY INCOME CORPORATION,                       E-DIETS.COM, INC.,
a Maryland corporation                           a Delaware corporation
doing business in Florida as
Realty Income Properties, Inc.



By: /s/ Mark Selman                              By: /s/ Robert T. Hamilton
   ----------------------------                     ----------------------------



Date:   July 20, 2001                            Date:   July 19, 2001
     --------------------------                       --------------------------



Signed, sealed, and delivered                    Signed, sealed, and delivered
this 20th day of July 2001                       this 19th day of July 2001
in the presence of:                              in the presence of:



 /s/ Laura S. King                                /s/ Carla Clemente
-------------------------------                  -------------------------------
Witness                                          Witness



 /s/ Autumn F. Bidwell
-------------------------------                  _______________________________
Witness                                          Witness

              ATTACH A NOTARY ACKNOWLEDGMENT FOR ALL SIGNATURES.